Exhibit 99.1

FOR IMMEDIATE RELEASE
May 4, 2012

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $1.82 EARNINGS PER SHARE AND
$21.78 NET BOOK VALUE PER SHARE

Bethesda, MD - May 4, 2012 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the three months ended March 31, 2012 of $21.3 million, or $1.82 per share, and net book value of $21.78 per share.

FIRST QUARTER 2012 FINANCIAL HIGHLIGHTS

•	$1.82 per share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$1.07 net spread income per share
◦Excludes $0.75 per share of other investment related net gains

•	$1.56 per share of estimated taxable income

•	$0.90 per share dividend declared

•	$0.53 undistributed estimated taxable income per share as of March 31, 2012

◦	Increased $0.29 per share from $0.24 per share as of December 31, 2011

•	$21.78 net book value per share as of March 31, 2012

◦	Increased $0.91 per share from $20.87 per share as of December 31, 2011

•	35% annualized economic return

◦	Comprised of $0.90 per share dividend and $0.91 per share increase in net book value

OTHER FIRST QUARTER 2012 HIGHLIGHTS

•	$4.0 billion investment portfolio value as of March 31, 2012

•	7.6x leverage as of March 31, 2012,

◦	6.8x average leverage for the quarter

•	5.7% actual constant prepayment rate (“CPR”) for agency securities held during the quarter

◦	4.7% actual CPR for agency securities for the month of March 2012

◦	7.3% average projected life CPR for agency securities as of March 31, 2012

•	2.75% annualized net interest rate spread for the quarter

◦	2.38% net interest rate spread as of March 31, 2012

•	$258 million of net equity proceeds raised in March 2012

◦	Over-allotment of $34 million exercised in April 2012

American Capital Mortgage Investment Corp.
May 4, 2012

"We are very pleased to announce another quarter of strong financial results for MTGE," commented Gary Kain, President and Chief Investment Officer. "We continue to create shareholder value through the combination of attractive dividends and book value appreciation. For the quarter, MTGE was able to generate an annualized economic (or mark-to-market) return of 35% for the first quarter of 2012, through a combination of $0.90 per share in dividends and net book value growth of $0.91 per share. We also raised a significant amount of equity during the quarter, more than doubling our equity base. This growth significantly enhanced the liquidity in the shares and greatly improved our operating efficiency, without compromising our earnings or book value performance. As important, we continue to be optimistic about our portfolio and the future of our business as we look ahead to the remainder of 2012 and beyond."

"We are proud of the continued successful results delivered by our management team during the first quarter,” said John Erickson, Executive Vice President and Chief Financial Officer. "We appreciate the confidence investors have placed in MTGE and we are pleased to be able to live up to these high expectations."
INVESTMENT PORTFOLIO

As of March 31, 2012, the Company's investment portfolio totaled $4.0 billion of agency and non-agency securities, at fair value, comprised of $3.8 billion of fixed-rate agency securities and $181 million of non-agency securities. As of March 31, 2012, the Company's investment portfolio was comprised of 33% 15-year fixed-rate agency securities, 9% 20-year fixed-rate agency securities, 54% 30-year fixed-rate agency securities and 4% non-agency securities.

"The tone in credit markets was positive throughout the first quarter, and the increased transaction volumes provided a good opportunity to grow our non-agency position to over 20% of equity capital prior to the capital raise,” said Jeff Winkler, Senior Vice President and Co-Chief Investment Officer. “With the new proceeds, we have maintained our strategy of quickly deploying into agencies and adding non-agencies where we see relative value opportunities."

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the first quarter of 2012 was 5.7%, compared to 5.2% during the fourth quarter of 2011. The CPR published in April 2012 for the Company's agency portfolio held as of March 31, 2012 was 4.7%, and the weighted average projected CPR for the remaining life of the Company's agency investments held as of March 31, 2012 was 7.3%.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs, using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $2.7 million, or $0.23 per share. The weighted average cost basis of the agency portfolio was 104.1% and the unamortized agency net premium was $152 million as of March 31, 2012. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company's agency asset yields.

"We are extremely pleased with the performance of our agency portfolio since our IPO," said Chris Kuehl, Senior Vice President, Agency Portfolio Investments. "Prepayments have been extremely slow and we have benefited from significant price appreciation as other investors have realized the necessity of reliable prepayments in the current environment. While we still believe securities with favorable prepayment characteristics must form the core of a well constructed mortgage portfolio, we have moved to a

American Capital Mortgage Investment Corp.
May 4, 2012

somewhat more balanced portfolio given the recent spike in valuations."

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter ended March 31, 2012, the annualized weighted average yield on the Company's investments was 3.36% and its annualized weighted average cost of funds was 0.61%, resulting in a weighted average net interest rate spread of 2.75%. This first quarter weighted average net interest spread improved upon the 2.40% net interest spread experienced during the fourth quarter as asset yield and cost of funds improved 26 bps and 9 bps, respectively.

As of March 31, 2012, the Company's weighted average net interest rate spread was 2.38%, which was unchanged from December 31, 2011. The weighted average yield on the Company's interest earning assets rose 6 bps to 3.12% at March 31, 2012 from December 31, 2011, while weighted average cost of funds also rose 6 bps to 0.74% .

LEVERAGE AND HEDGING ACTIVITIES

As of March 31, 2012, the Company had repurchase agreements outstanding of $3.6 billion, resulting in a leverage ratio of 7.4x. When adjusted for repurchase agreements underlying Linked Transactions2 and the net receivable for securities not yet settled, the leverage ratio was 7.6x as of March 31, 2012. Average leverage during the period of 6.8x is calculated as the daily weighted average repurchase agreement balance outstanding (including Linked Transactions) divided by the average month-ended shareholders' equity for the period.

The $3.6 billion borrowed under repurchase agreements (including Linked Transactions) as of March 31, 2012, had original maturities consisting of:

•	$0.8 billion of one month or less;

•	$0.7 billion between one and two months;

•	$0.7 billion between two and three months;

•	$1.1 billion between three and six months; and

•	$0.3 billion greater than six months.

As of March 31, 2012, the Company had repurchase agreements with 24 financial institutions and less than 8% of the Company's equity at risk was with any one counterparty, with the top five counterparties representing less than 22% of the Company's equity at risk.

The Company's interest rate swap positions as of March 31, 2012 totaled $2.2 billion in notional amount (including $1.3 billion of forward starting swaps, of which $675 million start in April 2012 and $615 million start in May 2012) at a weighted average fixed pay rate of 1.31%, a weighted average receive rate of 0.48% and a weighted average maturity of 4.9 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and long term earnings potential.

As of March 31, 2012, 61% of the Company's repurchase agreement balance was hedged through interest rate swap agreements. If net unsettled purchases of securities are incorporated, this percentage decreases to 60% as of March 31, 2012.

The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger changes in

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May 4, 2012

interest rates. As of March 31, 2012, the Company held swaption contracts with a total notional amount of $400 million and a weighted average pay rate of 2.65%. These swaptions have 8.6-year weighted average underlying swap terms, with a weighted average expiration of 0.7 years.

OTHER GAINS (LOSSES), NET

During the quarter, the Company recorded $8.5 million in other gains, net, or $0.73 per share. Other gains, net, for the first quarter are comprised primarily of $6.0 million of net realized gains on agency securities, $4.0 million of net unrealized gains on agency securities, $5.1 million of net unrealized gains on non-agency securities, including those non-agency securities underlying Linked Transactions, offset in part by $(6.8) million of net unrealized losses on other derivatives and securities and $(1.0) million in realized loss on periodic settlements of interest rate swaps.

Realized and unrealized gains and losses on other derivatives and securities include the Company's interest rate swaps and short or long positions in “to-be-announced” mortgage securities (“TBA's”) and treasury securities, which the Company uses to help manage its risk position.

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

ESTIMATED TAXABLE INCOME

Taxable income for the quarter is estimated at $1.56 per share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

NET BOOK VALUE

As of March 31, 2012, the Company's net book value per share was $21.78, or $0.91 per share higher than the net book value per share of $20.87 at December 31, 2011.

FIRST QUARTER 2012 DIVIDEND DECLARATION

On March 5, 2012, the Board of Directors of the Company declared a first quarter dividend of $0.90 per share payable on April 27, 2012, to stockholders of record as of March 15, 2012. Since the August 2011 initial public offering, the Company has declared and paid a total of $19.0 million in dividends, or $1.90 per share. After adjusting for the first quarter equity offering and accrued dividend, the Company had approximately $11.7 million, or $0.53 per share, of undistributed taxable income as of March 31, 2012.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS

The following measures of operating performance include net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion on non-GAAP measures.

American Capital Mortgage Investment Corp.
May 4, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
Assets:
Agency securities, at fair value (including pledged securities of $3,652,873 and $1,535,388, respectively)	$3,844,747	$1,740,091
Non-agency securities, at fair value (including pledged securities of $79,202 and $8,626, respectively)	128,941	25,561
Linked transactions, at fair value	16,241	13,671
Cash and cash equivalents	79,161	57,428
Restricted cash	21,187	3,159
Interest receivable	11,103	5,566
Derivative assets, at fair value	6,178	1,845
Receivable for agency securities sold	73,251	271,849
Receivable under reverse repurchase agreements	122,994	50,563
Other assets	486	589
Total assets	$4,304,289	$2,170,322
Liabilities:
Repurchase agreements	$3,567,398	$1,706,281
Payable for agency securities purchased	111,404	189,042
Derivative liabilities, at fair value	12,266	5,669
Dividend payable	9,011	8,005
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	121,889	50,154
Accounts payable and other accrued liabilities	2,874	2,370
Total liabilities	3,824,842	1,961,521
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 22,012 and 10,006 issued and outstanding, respectively	220	100
Additional paid-in capital	457,255	199,038
Retained earnings	21,972	9,663
Total stockholders' equity	479,447	208,801
Total liabilities and stockholders' equity	$4,304,289	$2,170,322

American Capital Mortgage Investment Corp.
May 4, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended
	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
Interest income:
Agency securities	$15,306	$11,793
Non-agency securities	1,271	468
Other	25	25
Interest expense	(1,664)	(1,354)
Net interest income	14,938	10,932

Other gains (losses), net:
Realized gain on agency securities, net	5,971	1,045
Realized loss on periodic settlements of interest rate swaps, net	(1,041)	(1,166)
Realized gain (loss) on other derivatives and securities, net	562	(514)
Unrealized gain on agency securities, net	4,006	11,847
Unrealized gain on non-agency securities, net	2,411	232
Unrealized gain (loss) and net interest income on linked transactions, net (1)	3,384	(155)
Unrealized loss on other derivatives and securities, net	(6,785)	(3,224)
Total other gains, net	8,508	8,065

Expenses:
Management fees	1,082	757
General and administrative expenses	1,035	1,005
Total expenses	2,117	1,762

Income before excise tax	21,329	17,235
Excise tax	9	32
Net income	$21,320	$17,203

Net income per common share - basic and diluted	$1.82	$1.72

Weighted average number of common shares outstanding - basic and diluted	11,724	10,006

Dividends declared per common share	$0.90	$0.80

American Capital Mortgage Investment Corp.
May 4, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2012	December 31, 2011
Interest income:
Agency securities	$15,306	$11,793
Non-agency securities and other	1,296	493
Interest expense	(1,664)	(1,354)
Net interest income	14,938	10,932
Interest income on non-agency securities underlying Linked Transactions	891	814
Interest expense on repurchase agreements underlying Linked Transactions	(183)	(163)
Realized loss on periodic settlements of interest rate swaps, net	(1,041)	(1,166)
Adjusted net interest income	14,605	10,417
Operating expenses	(2,117)	(1,762)
Net spread income	$12,488	$8,655

Weighted average number of common shares outstanding - basic and diluted	11,724	10,006

Net spread income per common share – basic and diluted	$1.07	$0.86

American Capital Mortgage Investment Corp.
May 4, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2012	December 31, 2011
Net income	$21,320	$17,203
Book to tax differences:
Unrealized gains and (losses), net
Agency securities	(4,006)	(11,847)
Non-agency securities	(2,411)	(232)
Non-agency securities underlying Linked Transactions	(2,676)	807
Derivatives and other securities	6,785	3,224
Premium amortization, net	(265)	1,054
Realized gains on derivatives and other securities	(486)	486
Other	24	43
Total book to tax difference	(3,035)	(6,465)
Estimated taxable income	$18,285	$10,738

Weighted average number of common shares outstanding - basic and diluted	11,724	10,006

Net taxable income per common share – basic and diluted	$1.56	$1.07

American Capital Mortgage Investment Corp.
May 4, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*
(in thousands, except per share data)

	For the Three Months Ended
	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
Ending agency securities, at fair value	$3,844,747	$1,740,091
Ending agency securities, at cost	$3,826,924	$1,726,274
Ending agency securities, at par	$3,674,668	$1,637,060
Average agency securities, at cost	$1,967,996	$1,602,279
Average agency securities, at par	$1,872,616	$1,512,962

Ending non-agency securities, at fair value (2)	$180,786	$75,754
Ending non-agency securities, at cost (2)	$177,992	$78,044
Ending non-agency securities, at par (2)	$286,229	$135,822
Average non-agency securities, at cost (2)	$107,491	$69,172
Average non-agency securities, at par (2)	$182,900	$119,929

Average total assets, at fair value	$2,269,192	$1,815,149
Average repurchase agreements (2)	$1,894,945	$1,516,506
Average stockholders' equity	$279,490	$202,435

Average coupon (3)	3.64%	3.91%
Average asset yield (4)	3.36%	3.10%
Average cost of funds (5)	0.61%	0.70%
Average net interest rate spread (6)	2.75%	2.40%
Average actual CPR for agency securities held during the period	5.7%	5.2%
Average projected life CPR for agency securities as of period end	7.3%	11.5%
Leverage (average during the period) (7)	6.8x	7.5x
Leverage (as of period end) (8)	7.6x	8.0x
Expenses % of average total assets (9)	0.4%	0.4%
Expenses % of average stockholders' equity (10)	3.0%	3.5%
Net book value per common share as of period end (11)	$21.78	$20.87
Dividends declared per common share	$0.90	$0.80
Net return on average stockholders' equity (12)	30.6%	33.7%

*	Average numbers for the each period are weighted based on days on the Company's books and records. All percentages are annualized.

(1)
Unrealized gain (loss) and net interest income on linked transactions, net, includes $2.7 million and $(0.8) million in net unrealized gains (losses) and $0.7 million and $0.7 million of net interest income for the three months ended March 31, 2012 and December 31, 2011, respectively.

(2)
If the Company purchases investment securities and finances the purchase with a repurchase agreement with the same counterparty that is entered into simultaneously or in contemplation of the purchase, the purchase commitment and repurchase agreement are recorded net for GAAP purposes on the financial statements as a derivative (“Linked Transaction”). Fair value of non-agency securities includes $52 million and $50 million, respectively, of non-agency securities recorded as Linked Transactions as of March 31, 2012 and December 31, 2011. The repurchase agreement balances include repurchase agreement financing recorded as Linked Transactions of $36 million and $37 million, respectively, as of March 31, 2012 and December 31, 2011.

(3)	Weighted average coupon for the period was calculated by dividing the Company's total stated coupon on securities by the Company's daily weighted average securities held.

(4)
Weighted average asset yield for the period was calculated by dividing the Company's total interest income on securities including interest income of securities classified as Linked Transactions on the consolidated statement of operations by the Company's daily weighted average securities held including securities classified as Linked Transactions on the consolidated balance sheet.

American Capital Mortgage Investment Corp.
May 4, 2012

(5)
Weighted average cost of funds for the period was calculated by dividing the sum of the Company's total interest expense, interest expense on repurchase agreements underlying Linked Transactions on the consolidated statement of operations and periodic settlements of interest rate swaps, by the Company's daily weighted average repurchase agreements for the period, including repurchase agreements classified as Linked Transactions on the consolidated balance sheet.

(6)	Average net interest rate spread for the period was calculated by subtracting the Company's weighted average cost of funds from the Company's weighted average asset yield.

(7)
Leverage during the period was calculated by dividing the Company's daily weighted average repurchase agreements (including those related to Linked Transactions), for the period by the Company's average month-ended stockholders' equity for the period.

(8)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's repurchase agreements, amount outstanding under repurchase agreements recorded as Linked Transactions and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end.

(9)	Expenses as a percentage of average total assets was calculated by dividing the Company's total expenses by the Company's average total assets for the period.

(10)	Expenses as a percentage of average stockholders' equity was calculated by dividing the Company's total expenses by the Company's average month-ended stockholders' equity.

(11)	Net book value per share was calculated by dividing the Company's total stockholders' equity by the Company's number of shares outstanding.

(12)
Annualized net return on average stockholders' equity for the period was calculated by dividing the Company's net income by the Company's average month-ended stockholders' equity on an annualized basis.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on May 7, 2012 at 9:00 am ET.  The call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (877) 270-2148 (U.S. domestic) or (412) 902-6510 (international).  Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.  If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.MTGE.com.  Select the Q1 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on May 7.  In addition, there will be a phone recording available from 12:00 pm ET May 7 until 9:00 am ET May 22. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international).  The conference ID number is 10013433.

For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust ("REIT") formed in 2011 that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $101 billion in assets under management and seven offices in the U.S. and Europe.

American Capital Mortgage Investment Corp.
May 4, 2012

American Capital and its affiliates will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

GAAP interest income does not include interest earned on non-agency securities underlying our Linked Transactions, and GAAP interest expense does not include either interest related to repurchase agreements underlying our Linked Transactions, or periodic settlements associated with undesignated interest rate swaps. Interest income and expense related to Linked Transactions is reported within unrealized loss and net interest income on linked transactions, net and periodic interest settlements associated with undesignated interest rate swaps are reported in realized gain (loss) on periodic settlements of interest rate swaps on our consolidated statement of operations. As we believe that these items are beneficial to the understanding of our investment performance, we provide a non-GAAP measure called adjusted net interest income, which is comprised of net interest income plus the net interest income related to Linked Transactions, less net periodic settlements of interest rates swaps. Additionally, we present net spread income as a measure of our operating performance. Net spread income is comprised of adjusted net interest income, less total operating expenses. Net spread income excludes all unrealized gains or losses due to changes in fair value, realized gains or losses on sales of securities, realized losses associated with derivative instruments and income taxes.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized in current income for GAAP but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums and discounts paid on investments, and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the

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appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.

The Company also believes that providing investors with our net spread income, estimated taxable income and certain financial metrics derived from such non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.